UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 19, 2000 Date of Report (Date of earliest event reported)

                    ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)
10800 NE 8th Street, Bellevue, Washington 98004 (Address of principal executive offices, including Zip Code)
(425) 453-9400 (Registrant's telephone number, including area code)

Item 4.   Changes in Registrant's Certifying Accountant

On April 19, 2000, the Board of Directors of Esterline Technologies Corporation, on the recommendation of the Audit Committee and management, approved the appointment of Ernst & Young LLP as the Company's independent accountants to audit its consolidated financial statements for the year ending October 31, 2000.

During the two most recent fiscal years and the subsequent interim period preceding the change in independent accountants, there were no reportable events within the meaning of Item 304(a)(v) of Regulation S-K. There were no disagreements between the Company and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused such firm to make a reference to the subject matter of the disagreements in connection with its reports. Also, during the last two fiscal years, reports from Deloitte & Touche LLP on the financial statements contained no adverse opinions or disclaimers of opinion and have not been qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Deloitte & Touche LLP with a copy of this disclosure and Deloitte & Touche LLP furnished a letter addressed to the Commission stating that Deloitte & Touche LLP agrees with the above statements. The Deloitte & Touche LLP letter addressed to the Commission is filed as Exhibit 16.1 to this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

          16.1      Letter from Deloitte & Touche LLP to the Commission dated April 24, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Esterline Technologies Corporation

(Registrant)

Dated: April 25, 2000	By: /s/ Robert D. George Robert D. George Vice President, Chief Financial Officer, Secretary and Treasurer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

EXHIBIT INDEX

Exhibit Number 16.1	Description Letter from Deloitte & Touche LLP to the Commission dated April 24, 2000.